News Release

Versum Materials Reports Strong Fiscal Fourth Quarter and Fiscal Year 2017
Initiates Fiscal Year 2018 Financial Outlook

Fiscal Fourth Quarter and Fiscal Year 2017 Financial Highlights

•	Sales of $294.5 million, up 18.6% from fourth quarter 2016 and $1,126.9 million, up 16.2% from year 2016

•	Net Income of $44.6 million, margin of 15.1%, diluted EPS $0.41 for the fourth quarter and $193.0 million, margin of 17.1%, diluted EPS of $1.76 for the year

•	Adjusted Net Income of $51.5 million, margin of 17.5%, diluted EPS $0.47 for the fourth quarter and $208.9 million, margin of 18.5%, diluted EPS of $1.91 for the year

•	Adjusted EBITDA of $93.8 million, up 20.3% from fourth quarter 2016, margin of 31.9% and $371.6 million, up 13.7% from year 2016, margin of 33.0%

Fiscal Year 2018 Guidance

•	Estimated Sales of $1,180 - $1,230 million, up 5% to 9% versus fiscal year 2017

•	Estimated Adjusted EBITDA of $395 - $415 million, up 6% to 12% versus fiscal year 2017

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”

Tempe, Arizona, November 9, 2017 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading specialty materials and equipment supplier to the semiconductor industry, today reported results for the fiscal fourth quarter and year ended September 30, 2017. Sales for the fiscal fourth quarter of $294.5 million, up 18.6% from same period a year ago, while fiscal 2017 sales of $1,126.9 million, up 16.2% from 2016 were driven by robust double-digit volume growth from both business segments, Delivery Systems & Services (DS&S) and Materials. Net Income for the fiscal fourth quarter 2017 of $44.6 million, or diluted EPS $0.41, was down 1.3% and 2.4%, respectively from fiscal fourth quarter 2016, while fiscal 2017 net income of $193.0 million, or diluted EPS of $1.76, was down 9.0% and 9.7% respectively from 2016, primarily due to higher interest expense and separation and restructuring charges.

Strong business operating performance and lower taxes were more than offset by higher interest expense and one-time charges related to the separation, restructuring and cost reduction actions in connection with the separation from Air Products & Chemicals, Inc. ("Air Products") on October 1, 2016. Interest expense in connection with debt incurred was $12.4 million and $47.4 million in the fiscal fourth quarter and fiscal year 2017, respectively versus only $0.4 million in same periods a year ago. One-time charges were $10.2 million and $25.5 million in the fiscal fourth quarter and fiscal year 2017, respectively versus only $2.5 million and $0.9 million, respectively, in same periods a year ago.

Excluding the one-time charges related to separation, restructuring and cost reduction actions, Adjusted Net Income of $51.5 million, or diluted EPS $0.47 was up 8.0% and 6.8% respectively from the fiscal fourth quarter 2016 and fiscal 2017 Adjusted Net Income of $208.9 million, or diluted EPS of $1.91 was down 2.0% and 2.6% respectively, from 2016. Both fiscal fourth quarter and fiscal year comparative results were impacted by the additional interest expense. Adjusted EBITDA of $93.8 million was up 20.3% from fiscal fourth quarter 2016 and fiscal 2017 Adjusted EBITDA of $371.6 million was up 13.7% from 2016.

“As we conclude our first year as an independent company, we feel both proud about our accomplishments and excited about the prospects for our industry and company,” said Guillermo Novo, our President and Chief Executive Officer.  “Closing our first year was a major milestone with our teams executing well across multiple strategic, operational and

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financial fronts, delivering on our commitments to our customers and stakeholders. With the backdrop of strong semiconductor fundamentals and breadth of opportunities for us to capture profitable organic and inorganic growth, we are more excited about our future and will remain focused on creating value for our customers which in turn will allow us to create value for all of our stakeholders.”

Table 1: Fiscal Fourth Quarter and Fiscal Year 2017 Financial Highlights*

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Sales	$294.5	$248.4	18.6%	$1,126.9	$970.1	16.2%
Operating Income	70.1	63.0	11.3%	300.1	278.9	7.6%
Net Income	44.6	45.2	(1.3)%	193.0	212.0	(9.0)%
Net Income Margin	15.1%	18.2%	(17.0)%	17.1%	21.9%	(21.9)%
Diluted Earnings Per Share	0.41	0.42	(2.4)%	1.76	1.95	(9.7)%
Adjusted Net Income	51.5	47.7	8.0%	208.9	213.1	(2.0)%
Adjusted Net Income Margin	17.5%	19.2%	(8.9)%	18.5%	22.0%	(15.9)%
Adjusted Diluted Earnings Per Share	0.47	0.44	6.8%	1.91	1.96	(2.6)%
Adjusted EBITDA	93.8	78.0	20.3%	371.6	326.9	13.7%
Adjusted EBITDA Margin	31.9%	31.4%	1.6%	33.0%	33.7%	(2.1)%

Cash Flows from Operations				262.5	253.4	3.6%
Capital Expenditures				64.0	35.8	78.8%

*
The results for the fiscal fourth quarter and year ended September 30, 2016 reflect the performance of Versum Materials as a wholly owned subsidiary of Air Products and Chemicals, Inc. (NYSE:APD) ("Air Products"), and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Fiscal Fourth Quarter 2017 Results

Sales for the fiscal fourth quarter ended September 30, 2017 were $294.5 million, versus $248.4 million for the comparable period in 2016. This represents an increase of 18.6% year on year, which was driven primarily by robust double-digit volume growth from both the DS&S and Materials segments, offsetting negative price/mix impacts in certain Process Materials products.

Net Income for fiscal fourth quarter ended September 30, 2017 was $44.6 million, or $0.41 per diluted share versus $45.2 million, or $0.42 per diluted share for the comparable period in fiscal year 2016, a 1.3% and 2.4% decrease respectively. Strong operating results and a lower tax rate were largely offset by interest expense in connection with debt incurred upon the separation from Air Products on October 1, 2016 of $12.4 million versus only $0.4 million in same period a year ago and one-time charges related to separation, restructuring and cost reduction actions of $10.2 million versus only $2.5 million in same period a year ago. Excluding the one-time charges related to separation, restructuring and cost reduction actions, Adjusted Net Income of $51.5 million, or diluted EPS $0.47 was up 8.0% and 6.8%, respectively from the fourth quarter 2016.

Adjusted EBITDA for the fiscal fourth quarter ended September 30, 2017 was $93.8 million versus $78.0 million for the comparable period in fiscal year 2016, a 20.3% increase year on year. Driving this strong performance was stronger volumes from both the DS&S and Materials segments and modestly favorable currency, largely offsetting unfavorable price/mix in certain Process Materials products and higher costs including those associated with becoming an independent company.

Fiscal Year 2017 Results

Sales for the fiscal year ended September 30, 2017 were $1,126.9 million versus $970.1 million for the fiscal year ended September 30, 2016, a 16.2% increase year on year. This increase was driven largely by strong volume growth from both DS&S and Materials segments coupled with favorable currency, more than offsetting negative price/mix impacts in the Materials segment.

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Net Income for the fiscal year ended September 30, 2017 was $193.0 million, or $1.76 per diluted share versus $212.0 million, or $1.95 per diluted share for the fiscal year ended September 30, 2016, a 9.0% and 9.7% decrease respectively. Strong business operating performance was largely offset by interest expense in connection with debt incurred upon the separation from Air Products on October 1, 2016 of $47.4 million in full year 2017, versus only $0.4 million in same period a year ago and one-time charges related to separation, restructuring and cost reduction actions of $25.5 million in full year 2017 versus $0.9 million in same period a year ago. Excluding the one-time charges related to separation, restructuring and cost reduction actions, fiscal year 2017 Adjusted Net Income of $208.9 million, or diluted EPS of $1.91 was down 2.0% and 2.6% respectively from 2016.

Adjusted EBITDA for the fiscal year ended September 30, 2017 was $371.6 million versus $326.9 million for the fiscal year ended September 30, 2016. This 13.7% year on year increase was attributed largely due to strong volume growth from both DS&S and Materials segment and favorable currency, more than offsetting negative price/mix and higher costs associated with becoming an independent company.
Year to date cash flow from operations was $262.5 million, with cash used for capital spending of $64.0 million, including $25.2 million related to restructuring activities.

Business Segment Results

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales*

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Materials	$217.0	$192.9	12.5%	$829.7	$756.7	9.6%
DS&S	76.5	55.5	37.8%	293.6	213.4	37.6%
Corporate	1.0	—	NM	3.6	—	NM
Total Versum Materials Sales	$294.5	$248.4	18.6%	$1,126.9	$970.1	16.2%

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Table 3: Segment Operating Income to Segment Adjusted EBITDA*

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Materials
Operating income	$66.8	$57.3	16.6%	$274.4	$252.3	8.8%
Add: Depreciation and amortization	12.7	11.8	7.6%	43.1	44.4	(2.9)%
Add: Equity affiliates’ income	—	—	NM	—	0.2	NM
Segment Adjusted EBITDA	$79.5	$69.1	15.1%	$317.5	$296.9	6.9%
Segment Adjusted EBITDA Margin(A)	36.6%	35.8%		38.3%	39.2%
DS&S
Operating income	$17.6	$13.3	32.3%	$71.7	$50.8	41.1%
Add: Depreciation and amortization	0.4	0.6	(33.3)%	1.4	2.1	(33.3)%
Add: Equity affiliates’ income	—	—		—	—
Segment Adjusted EBITDA	$18.0	$13.9	29.5%	$73.1	$52.9	38.2%
Segment Adjusted EBITDA Margin(A)	23.5%	25.0%		24.9%	24.8%
Corporate
Operating loss	$(4.1)	$(5.1)	(19.6)%	$(20.5)	$(23.3)	(12.0)%
Add: Depreciation and amortization	0.4	0.1	NM	1.5	0.4	NM
Add: Equity affiliates’ income	—	—		—	—
Segment Adjusted EBITDA	$(3.7)	$(5.0)	(26.0)%	$(19.0)	$(22.9)	(17.0)%
(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income*

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Materials	$66.8	$57.3	16.6%	$274.4	$252.3	8.8%
DS&S	17.6	13.3	32.3%	71.7	50.8	41.1%
Corporate	(4.1)	(5.1)	(19.6)%	(20.5)	(23.3)	(12.0)%
Total Segment Operating Income	80.3	65.5	22.6%	325.6	279.8	16.4%
Less: Business separation, restructuring and cost reduction actions	10.2	2.5	NM	25.5	0.9	NM
Total Versum Materials Operating Income	$70.1	$63.0	11.3%	$300.1	$278.9	7.6%
*The results for the fiscal fourth quarter and year ended September 30, 2016 reflect the performance of Versum Materials as a wholly owned subsidiary of Air Products, and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Materials

Sales for the fiscal fourth quarter ended September 30, 2017 were $217.0 million, up 12.5% versus the prior year period. This increase resulted primarily from strong double-digit volumes in both Advanced Materials and Process Materials and favorable currency impacts, largely offsetting negative price/mix in certain Process Materials products.

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Operating income for the fiscal fourth quarter ended September 30, 2017 was $66.8 million, up 16.6% from the prior year period. Segment Adjusted EBITDA for the fiscal fourth quarter was $79.5 million, up 15.1% versus the prior year period. This improvement was driven largely by strong volumes from both Advanced Materials and Process Materials and favorable currency offsetting unfavorable price/mix in Process Materials and higher costs including those associated with becoming an independent company.

Sales for the fiscal year ended September 30, 2017, were $829.7 million, a 9.6% increase versus the prior fiscal year. Strong volumes coupled with favorable currency largely offset unfavorable price/mix in the segment.

Operating income for the fiscal year ended September 30, 2017 was $274.4 million, up 8.8% versus the prior fiscal year. Adjusted EBITDA of $317.5 million was up 6.9% versus prior fiscal year. This increase was driven largely by strong volumes and favorable currency more than offsetting higher operating and overhead costs associated with becoming an independent company.

Delivery Systems & Services (DS&S)

Sales for the fiscal fourth quarter ended September 30, 2017 were $76.5 million, up 37.8% versus the prior year period largely driven by robust equipment volumes and a modest increase in services.

Operating income for the fiscal fourth quarter ended September 30, 2017 was $17.6 million, up 32.3% versus the prior year period. Adjusted EBITDA of $18.0 million, up 29.5% was driven by the higher equipment sales and services, more than offsetting higher operating and overhead costs associated with becoming an independent company.

Sales for the fiscal year ended September 30, 2017 of $293.6 million, up 37.6% versus prior fiscal year, was primarily driven by robust equipment sales and a modest increase in services.

Operating income for the fiscal year ended September 30, 2017 was $71.7 million, up 41.1% versus the prior fiscal year. Adjusted EBITDA for the fiscal year ended September 30, 2017 was $73.1 million, up 38.2% versus prior year. This improved performance is attributed to strong equipment sales and increased services, offsetting negative product mix and higher costs associated with becoming an independent company.

Fiscal Year 2018 Outlook

For fiscal year 2018, Versum Materials currently estimates sales of $1,180 to $1,230 million and Adjusted EBITDA of $395 to $415 million. The fiscal year 2018 Adjusted EBITDA outlook excludes approximately $15 to $20 million of remaining estimated one-time stand-up costs related to the implementation of its own enterprise resource planning (ERP) system and relocation of administrative and research and development activities.

Recent Developments: Repricing Term Loan B

On October 10, 2017, Versum Materials announced the successful completion of the repricing of its existing $569 million Senior Secured Term Loan B. Under the amended term loan, the interest rate will be reduced to LIBOR plus 2.0% with a minimum floor of 0.0% from LIBOR plus 2.5% with a LIBOR floor of 0.75%. The amendment also provides for a step-down to LIBOR plus 1.75% upon achieving a total debt to consolidated EBITDA ratio of equal to or less than 2 to 1 times.

Annual Stockholder Meeting

Versum Materials will host its 2018 annual meeting of stockholders on Tuesday, January 30, 2018 at 9:00 a.m. Mountain Standard Time. The meeting will be held at the Company’s offices located at 8555 South River Parkway, Tempe, Arizona 85284. The record date for the Annual Meeting is December 7, 2017.

Conference Call and Webcast Details

On Thursday November 9, 2017 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 2968212.

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An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of Versum’s website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading global specialty materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum, which began trading October 3, 2016 on the NYSE, reported annual sales of about US$1 billion, has approximately 2,000 employees and operates 10 major facilities in Asia and the North America. It is headquartered in Tempe, Ariz. Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).
For additional information, please visit http://www.versummaterials.com.
Investor Inquiries:
Nahla A. Azmy, 484-222-4687
Nahla.Azmy@versummaterials.com
Media Inquiries:
Tiffany Zinn, 480-282-6475
Tiffany.Zinn@versummaterials.com

Non-GAAP Financial Measures
This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin, and Segment Adjusted EBITDA margin. Versum Materials defines Adjusted Net Income as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. We define Segment Adjusted EBITDA as segment operating income excluding segment depreciation and amortization expense, and equity affiliates’ income. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of segment operating income (loss) to Segment Adjusted EBITDA (see Table 3), segment operating income (loss) to Total Versum Materials Operating Income (see Table 4), net income to Adjusted EBITDA (see Appendix Table A-1), net income to Adjusted Net Income (see Appendix Table A-2), diluted EPS to Adjusted Diluted EPS (see Appendix A-3), and Segment Operating Income to Segment Adjusted EBITDA by Quarter (see Appendix A-5), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our

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underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business, to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such cash bonuses, options and restricted stock units are tied to Adjusted EBITDA). Adjusted EBITDA is also used for certain covenants under our senior secured credit facilities. We use Segment Adjusted EBITDA to evaluate the ongoing performance of our business segments.

We believe non-GAAP financial measures provide security analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude expenses related to business separation, restructuring and cost reduction actions which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure of cash available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation, amortization, and impairment charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2018 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from Air Products, further restructuring and other income or charges to be incurred in 2018 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.
Forward-Looking Information:
This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by references to future periods, and include our fiscal year 2018 guidance for Versum Materials and statements about our business strategies, operating plans, growth prospects, sales expectations, future operating income and Adjusted EBITDA, estimates regarding future capital requirements and needs for additional financing, estimates of expenses and cost reduction efforts, our future operating results on a segment basis, our ability to execute on our strategy, including our ability to enhance our portfolio positions through future organic and inorganic investments, to increase our share of next generation node opportunities and to and deliver on our commitments to customers and stakeholders, the success of our announced inorganic transactions, Dynaloy and NuMat, the impact of the Dynaloy acquisition, including our expectations as to earnings per share accretion and future profitability, anticipated cash flows, estimates of the size of the market for our products, forecasted industry demand, estimates of the success of other competing technologies that may become available, our ability to successfully compete as a leading materials supplier to the semiconductor industry, our future success as an independent public company, and other matters. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, product supply versus demand imbalances in the semiconductor industry or in certain geographic markets may decrease the demand for our goods and services; our concentrated customer base; our ability to continue technological innovation and successfully introduce new products to meet the evolving needs of our customers; our ability to protect and enforce our intellectual property rights and to avoid violating any third party intellectual property or technology rights; unexpected interruption of or shortages in our raw material supply; inability of sole source, limited source or qualified suppliers to deliver to us in a timely manner or at all; hazards associated with specialty chemical manufacturing, such as

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fires, explosions and accidents, could disrupt our operations or the operations of our suppliers or customers; increased competition and new product development by our competitors, changing customer needs and price changes in materials and components could result in declining demand for our products; operational, political and legal risks of our international operations; the impact of changes in environmental and health and safety regulations, anticorruption enforcement, sanctions, import/export controls, tax and other legislation and regulations in jurisdictions in which Versum Materials and its affiliates operate; our available cash and access to additional capital may be limited by substantial leverage and debt service obligations; uncertainty regarding the availability of financing to us in the future and the terms of such financing; agreements governing our indebtedness may restrict our current and future operations, and hamper our ability to respond to changes or to take certain actions; government regulation of raw materials, products and facilities may impact our product manufacturing processes, handling, storage, transportation, uses and applications; possible liability for contamination, personal injury or third party impacts if hazardous materials are released into the environment; cyber security threats may compromise our data or disrupt our information technology applications or services; fluctuation of currency exchange rates; costs and outcomes of litigation or regulatory investigations; the timing, impact, and other uncertainties of future acquisitions or divestitures; restrictions in our governing documents and of Delaware law may prevent or delay an acquisition of us; our ability to complete, on a timely or cost-effective basis, the changes necessary to successfully complete our transition to an independent public company; our historical financial data as part of Air Products may not reflect what our financial results would have been had we been an independent company; the loss of certain benefits enjoyed as part of Air Products; increased costs as a separate public company; our ability to satisfy customers that our financial stability on a stand-alone basis is sufficient to satisfy their requirements; tax and other potential liabilities to Air Products assumed in connection with the separation and spin-off; restrictions against engaging in certain corporate transactions for two years following the separation and spin-off; potential conflicts of interest between us and Air Products by our directors and officers; potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements with respect to the separation and spin-off and related internal reorganization transactions; and other risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and in our other periodic filings. Versum Materials assumes no obligation to update any forward-looking statements or information in this press release to reflect any subsequent change in assumptions, beliefs or expectations, or any change in events, conditions, or circumstances occurring after the date of this press release.

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Versum Materials, Inc.
ANNUAL CONSOLIDATED INCOME STATEMENTS

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages and per share data)
Sales	$294.5	$248.4	19%	$1,126.9	$970.1	16%
Cost of sales	171.9	138.7	24%	636.9	539.5	18%
Selling and administrative	31.5	33.2	(5)%	125.7	109.8	14%
Research and development	12.0	11.5	4%	45.1	43.9	3%
Business separation, restructuring and cost reduction actions	10.2	2.5	NM	25.5	0.9	NM
Other (income) expense, net	(1.2)	(0.5)	NM	(6.4)	(2.9)	NM
Operating Income	70.1	63.0	11%	300.1	278.9	8%
Equity affiliates’ income	—	—	NM	—	0.2	NM
Interest expense	12.4	0.4	NM	47.4	0.4	NM
Income Before Taxes	57.7	62.6	(8)%	252.7	278.7	(9)%
Income tax provision	11.6	15.6	(26)%	52.8	58.8	(10)%
Net Income	46.1	47.0	(2)%	199.9	219.9	(9)%
Less: Net Income Attributable to Non-controlling Interests	1.5	1.8	(17)%	6.9	7.9	(13)%
Net Income Attributable to Versum	$44.6	$45.2	(1)%	$193.0	$212.0	(9)%
Net income attributable to Versum per common share:
Basic	$0.41	$0.42	(2)%	$1.78	$1.95	(9)%
Diluted	$0.41	$0.42	(2)%	$1.76	$1.95	(10)%
Shares used in computing per common share amounts:
Basic	108.8	108.7	—%	108.7	108.7	—%
Diluted	109.6	108.7	1%	109.4	108.7	1%

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2017	September 30, 2016
(In millions)
Assets
Current Assets
Cash and cash items	$271.4	$105.6
Restricted cash	—	69.6
Trade receivables, net	145.3	130.0
Inventories	151.6	127.4
Contracts in progress, less progress billings	15.6	19.2
Prepaid expenses	12.2	3.8
Other current assets	10.8	12.4
Total Current Assets	606.9	468.0
Plant and equipment, net	330.3	296.5
Goodwill	182.6	180.1
Intangible assets, net	70.8	74.8
Other noncurrent assets	56.2	24.4
Total Non-Current Assets	639.9	575.8
Total Assets	$1,246.8	$1,043.8
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$120.8	$85.8
Accrued income taxes	31.4	12.7
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	158.0	104.3
Long-term debt	977.0	980.3
Deferred tax liabilities	37.3	42.8
Other noncurrent liabilities	49.9	19.8
Total Non-Current Liabilities	1,064.2	1,042.9
Total Liabilities	1,222.2	1,147.2
Stockholders’ Equity (Deficit)
Air Products’ net investment	—	(127.3)
Common stock	108.8	—
Capital in excess of par	4.8	—
Accumulated deficit	(105.2)	—
Accumulated other comprehensive loss	(18.4)	(10.0)
Total Versum’s Stockholders’ Deficit	(10.0)	(137.3)
Non-Controlling Interests	34.6	33.9
Total Stockholders Equity (Deficit)	24.6	(103.4)
Total Liabilities and Stockholders’ Equity (Deficit)	$1,246.8	$1,043.8

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	September 30,
	2017	2016
(In millions)
Operating Activities
Net income	$199.9	$219.9
Less: Net income attributable to non-controlling interests	6.9	7.9
Net income attributable to Versum	193.0	212.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	46.0	46.9
Deferred income taxes	2.8	(0.1)
Undistributed earnings of unconsolidated affiliates	—	(0.2)
Gain on sale of assets	(2.0)	(1.0)
Share-based compensation	8.3	5.0
Write (up) down of long-lived assets associated with restructuring	—	(3.2)
Other adjustments	5.9	0.6
Working capital changes that provided (used) cash:
Trade receivables	(16.3)	(2.1)
Inventories	(22.6)	0.3
Contracts in progress, less progress billings	4.4	(9.2)
Payables and accrued liabilities	16.5	(5.1)
Accrued income taxes	5.9	11.0
Other working capital	20.6	(1.5)
Cash Provided by Operating Activities	262.5	253.4
Investing Activities
Additions to plant and equipment	(64.0)	(35.8)
Proceeds from sale of assets and investments	3.6	43.4
Acquisition of business	(13.2)	—
Transfer to restricted cash	—	(69.5)
Cash Used for Investing Activities	(73.6)	(61.9)
Financing Activities
Proceeds from issuance of long-term debt	—	572.1
Payments on long-term debt	(5.8)	—
Debt issuance costs	(1.7)	(9.3)
Net transfers to Air Products	—	(660.7)
Dividends paid to shareholders	(10.9)	—
Dividends paid to non-controlling interests	(7.6)	(7.6)
Other financing activities	1.3	—
Cash Used for Financing Activities	(24.7)	(105.5)
Effect of Exchange Rate Changes on Cash	1.6	1.8
Increase in Cash and Cash Items	165.8	87.8
Cash and Cash items-Beginning of Year	105.6	17.8
Cash and Cash items-End of Period	$271.4	$105.6

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APPENDIX TABLE A-1: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,			Year Ended September 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$44.6	$45.2	(1)%	$193.0	$212.0	(9)%
Add: Interest expense	12.4	0.4	NM	47.4	0.4	NM
Add: Income tax provision	11.6	15.6	(26)%	52.8	58.8	(10)%
Add: Depreciation and amortization	13.5	12.5	8%	46.0	46.9	(2)%
Add: Non-controlling interests	1.5	1.8	(17)%	6.9	7.9	(13)%
Add: Business separation, restructuring and cost reduction actions	10.2	2.5	NM	25.5	0.9	NM
Adjusted EBITDA	$93.8	$78.0	20%	$371.6	$326.9	14%
Adjusted EBITDA Margin	31.9%	31.4%		33.0%	33.7%

APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016
(In millions)
Net Income Attributable to Versum	$44.6	$45.2	$193.0	$212.0
Add: Business separation, restructuring and cost reduction actions, net of tax	6.9	2.5	15.9	1.1
Adjusted Net Income	$51.5	$47.7	$208.9	$213.1

APPENDIX TABLE A-3: RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended September 30,		Year Ended September 30,
	2017	2016	2017	2016
(Per share data)
Diluted Earnings Per Share	$0.41	$0.42	$1.76	$1.95
Add: Business separation, restructuring and cost reduction actions per diluted share	0.06	0.02	0.15	0.01
Adjusted Diluted Earnings Per Share	$0.47	$0.44	$1.91	$1.96

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APPENDIX TABLE A-4: SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions)
SALES
Materials	$208.0	$198.3	$206.4	$217.0	$829.7
DS&S	61.9	71.7	83.5	76.5	293.6
Corporate	0.9	0.8	0.9	1.0	3.6
Total Company Sales	$270.8	$270.8	$290.8	$294.5	$1,126.9

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
SALES
Materials	$188.8	$181.5	$193.5	$192.9	$756.7
DS&S	56.7	52.0	49.2	55.5	213.4
Corporate	—	—	—	—	—
Total Company Sales	$245.5	$233.5	$242.7	$248.4	$970.1

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APPENDIX TABLE A-5: SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA BY QUARTER

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions, except percentages)
Materials
Operating income	$72.9	$65.1	$69.6	$66.8	$274.4
Add: Depreciation and amortization	10.2	10.1	10.1	12.7	43.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$83.1	$75.2	$79.7	$79.5	$317.5
Segment Adjusted EBITDA margin(A)	40.0%	37.9%	38.6%	36.6%	38.3%
DS&S
Operating income	$12.4	$17.7	$24.0	$17.6	$71.7
Add: Depreciation and amortization	0.3	0.4	0.3	0.4	1.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$12.7	$18.1	$24.3	$18.0	$73.1
Segment Adjusted EBITDA margin(A)	20.5%	25.2%	29.1%	23.5%	24.9%
Corporate
Operating loss	$(3.0)	$(6.8)	$(6.6)	$(4.1)	$(20.5)
Add: Depreciation and amortization	0.4	0.4	0.3	0.4	1.5
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(2.6)	$(6.4)	$(6.3)	$(3.7)	$(19.0)

Total Versum Materials Adjusted EBITDA	$93.2	$86.9	$97.7	$93.8	$371.6

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except percentages)
Materials
Operating income	$68.5	$60.1	$66.4	$57.3	$252.3
Add: Depreciation and amortization	10.9	10.5	11.2	11.8	44.4
Add: Equity affiliates’ income	0.2	—	—	—	0.2
Segment Adjusted EBITDA	$79.6	$70.6	$77.6	$69.1	$296.9
Segment Adjusted EBITDA margin(A)	42.2%	38.9%	40.1%	35.8%	39.2%
DS&S
Operating income	$15.9	$9.7	$11.9	$13.3	$50.8
Add: Depreciation and amortization	0.5	0.5	0.5	0.6	2.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$16.4	$10.2	$12.4	$13.9	$52.9
Segment Adjusted EBITDA margin(A)	28.9%	19.6%	25.2%	25.0%	24.8%
Corporate
Operating loss	$(4.7)	$(3.7)	$(9.8)	$(5.1)	$(23.3)
Add: Depreciation and amortization	0.1	0.1	0.1	0.1	0.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.6)	$(3.6)	$(9.7)	$(5.0)	$(22.9)

Total Versum Materials Adjusted EBITDA	$91.4	$77.2	$80.3	$78.0	$326.9

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(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

Page | 15

APPENDIX TABLE A-6: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended September 30, 2017	Year Ended September 30, 2017
Sales
Underlying business
Volume	21%	18%
Price/Mix	(3)%	(3)%
Currency	1%	1%
Versum Materials Sales Change	19%	16%

Materials Segment

	Three Months Ended September 30, 2017	Year Ended September 30, 2017
Sales
Underlying business
Volume	15%	12%
Price/Mix	(3)%	(3)%
Currency	1%	1%
Materials Sales Change	13%	10%

DS&S Segment

	Three Months Ended September 30, 2017	Year Ended September 30, 2017
Sales
Underlying business
Volume	38%	38%
Price/Mix	—%	—%
Currency	—%	—%
DS&S Sales Change	38%	38%

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APPENDIX TABLE A-7: QUARTERLY FISCAL YEAR 2017 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions, except per share data)
Sales	$270.8	$270.8	$290.8	$294.5	$1,126.9
Cost of sales	150.9	154.5	159.6	171.9	636.9
Selling and administrative	30.2	29.5	34.5	31.5	125.7
Research and development	10.3	10.9	11.9	12.0	45.1
Business separation, restructuring and cost reduction actions	3.2	6.1	6.0	10.2	25.5
Other (income) expense, net	(2.9)	(0.1)	(2.2)	(1.2)	(6.4)
Operating Income	79.1	69.9	81.0	70.1	300.1
Equity affiliates’ income	—	—	—	—	—
Interest expense	11.5	11.6	11.9	12.4	47.4
Income Before Taxes	67.6	58.3	69.1	57.7	252.7
Income tax provision	15.3	11.5	14.4	11.6	52.8
Net Income	52.3	46.8	54.7	46.1	199.9
Less: Net Income Attributable to Non-controlling Interests	1.5	1.9	2.0	1.5	6.9
Net Income Attributable to Versum	$50.8	$44.9	$52.7	$44.6	$193.0
Net income attributable to Versum per common share:
Basic	$0.47	$0.41	$0.48	$0.41	$1.78
Diluted	$0.47	$0.41	$0.48	$0.41	$1.76
Shares used in computing per common share amounts:
Basic	108.7	108.7	108.8	108.8	108.7
Diluted	109.2	109.3	109.5	109.6	109.4

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